UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 24, 2013

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

As previously reported, on May 23, 2013, the Audit Committee of Las Vegas Sands Corp. (the “Company”) approved the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

On May 24, 2013, Sands China Ltd. (“SCL”), a subsidiary of the Company with ordinary shares listed on The Stock Exchange of Hong Kong Limited, announced that it has completed the selection of a replacement auditor. In this connection, SCL’s Audit Committee has recommended, and SCL’s board of directors has resolved, to engage Deloitte Touche Tohmatsu (“DTT”), and DTT has agreed to accept the engagement, to act as SCL’s new auditor (subject to SCL shareholders’ approval at an extraordinary general meeting (“EGM”)). The appointment is to take immediate effect until the conclusion of the SCL 2014 annual general meeting, subject to the approval of SCL’s shareholders at an EGM. SCL’s announcement is attached as Exhibit 99.1 to this report and is incorporated by reference into this item.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01        Financial Statements and Exhibits.

(d)      Exhibits.

99.1	SCL announcement, dated May 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 24, 2013

LAS VEGAS SANDS CORP.

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	SCL announcement, dated May 24, 2013